Exhibit 99.77C

ITEM 77C. MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS.

     The Annual meeting of the fund's shareholders was held on December 31, 2006. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one share held on the record date for the meeting.

PROPOSAL 1-TO ELECT SIX TRUSTEES OF THE FUND.

                                                 # OF VOTES       % OF VOTES

HILARY M. ALGER
         For...............................      1,936,703            95.7%
         Withheld..........................         86,803             4.3%
                                                --------------------------
                  Total....................      2,023,506           100.0%
                                                ==========================

CHARLES F. BAIRD, JR.
         For...............................      1,939,003            95.8%
         Withheld..........................         84,503             4.2%
                                                --------------------------
                  Total....................      2,023,506           100.0%
                                                ==========================

ROGER P. CHEEVER
         For...............................      1,948,693            96.3%
         Withheld .........................         74,813             3.7%
                                                --------------------------
                  Total....................      2,023,506           100.0%
                                                ==========================

LESTER L. COLBERT, JR.
         For...............................      1,953,787            96.6%
         Withheld .........................         69,719             3.4%
                                                --------------------------
                  Total....................      2,023,506             100%
                                                ==========================

STEPHEN E. O'NEIL
         For...............................      1,950,993            96.4%
         Withheld .........................         72,513             3.6%
                                                --------------------------
                  Total....................      2,023,506           100.0%
                                                ==========================

NATHAN E. SAINT-AMAND
         For...............................      1,936,483            95.7%
         Withheld .........................         87,023             4.3%
                                                --------------------------
                  Total....................      2,023,506           100.0%
                                                ==========================


PROPOSAL 2-TO APPROVE AN INVESTMENT ADVISORY AGREEMENT WITH FRED ALGER MANAGEMENT, INC.

                                                 # OF VOTES       % OF VOTES

         For...............................      1,303,773            64.4%
         Against  .........................         71,115             3.5%
         Abstain/Broker No Votes...........        648,618             4.1%
                                                --------------------------
                  Total....................      2,023,506           100.0%
                                                ==========================